VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of January 21, 2002, by and among CLEARONE COMMUNICATIONS, INC. (formerly, Gentner Communications Corporation), a Utah corporation ("Parent"), TUNDRA ACQUISITION CORPORATION, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Parent, and each of the individuals listed on the Signature Pages hereto (each in his individual capacity, a "Stockholder", and collectively, the "Stockholders").

     A. Each of the Stockholders is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $0.01 per share (the "Common Stock"), of E.mergent, Inc., a Delaware corporation (the "Company") set forth on Annex I hereto;

     B. Parent, Purchaser and the Company concurrently herewith are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement;" capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of the Company with an into Purchaser (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement; and

     C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholders have agreed (solely in their capacity as stockholders of the Company) to enter into this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties of the Stockholder. Stockholder
(i) is the sole beneficial owner of the shares of Common Stock or other voting securities and the options and warrants and other rights to purchase shares of Common Stock indicated on Annex I of this Agreement (the "Shares"), free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein.

     SECTION 2. Voting of the Shares. The Stockholders each agree to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger and the adoption and approval of the Merger Agreement and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof, and against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement.

     SECTION 3. Grant of Irrevocable Proxy; Appointment of Proxy. Concurrently with the execution of this Agreement, the Stockholder each agree to deliver to Parent a Proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by applicable law, and, except as provided therein, with respect to the Shares.

     SECTION 4. Transfer of the Shares. Each of the Stockholders hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Effective Time or termination of the Merger Agreement pursuant to Article VII thereof, he shall not cause or permit any Transfer (as defined below) of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, unless each person to which any such Shares, or any interest therein, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request), and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. A Stockholder shall be deemed to have effected a "Transfer" of Shares if such Stockholder directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such Shares or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein. Each of the Stockholders hereby also agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, he shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy (other than the Proxy) in respect of the Shares, or enter into any stockholder voting agreement or similar arrangement or commitment in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.

     SECTION 5. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Stockholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by any such Stockholder.

     SECTION 6. Certain Other Agreements. From and after the date of this Agreement until the Effective Time or termination of the Merger Agreement pursuant to Article VII thereof, no Stockholder will, nor will any Stockholder authorize or permit any of such Stockholder's affiliates or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that nothing herein shall prohibit a Stockholder from taking action in his capacity as a director or officer of the Company to the extent otherwise permitted by the Merger Agreement.

     SECTION 7. Further Assurances. Each of the Stockholders shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be


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

     necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 3 hereof.

     SECTION 8. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time; provided, however, that Sections 9 and 11 shall survive any termination of this Agreement.

     SECTION 9. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

     SECTION 10. Appraisal. Each Stockholder also agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

     SECTION 11. Certificate Legends. The Stockholders each hereby agree that Parent shall have the discretion to include a legend on the certificates representing the Shares indicating that the Shares are subject to this Agreement and the Proxy.

     SECTION 12. Miscellaneous.

     (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity

     (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


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

          If the Parent:       Gentner Communications Corporation
                               1825 Research Way
                               Salt Lake City, UT 84119
                               Attention: Frances Flood and Randall J. Wichinski
                               Telecopy No.: (801) 974-3742

          with a copy to:      Jones Waldo Holbrook & McDonough
                               170 South Main Street, Suite 1500
                               Salt Lake City, UT  84101
                               Attention: James A. Valeo, Esq.
                               Telecopy No.: (801) 328-0537

          If the Stockholders: To the address set forth on Annex I hereto

          with a copy to:      Fredrickson & Bryon, P.A.
                               1100 International Centre
                               900 Second Avenue South
                               Minneapolis, MN  55402
                               Telecopy No: (612) 347-7077
                               Attention: Robert Ribeiro, Esq.




     (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

     (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

     (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                            [signature page follows]




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



     IN WITNESS WHEREOF, each of Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                                             CLEARONE COMMUNICATIONS, INC.

                                             By:  Frances Flood
                                                  -------------
                                                  President and
                                                  Chief Executive Officer


                                             TUNDRA ACQUISITION CORPORATION

                                             By:  Randall J. Wichinski
                                                  --------------------
                                                  Randall J. Wichinski,
                                                  Vice President


                                             STOCKHOLDERS


                                             Robin Sheeley
                                             -------------
                                             Robin Sheeley


                                             James Hansen
                                             ------------
                                             James Hansen


                                             Richard Craven
                                             --------------
                                             Richard Craven


                                             Jill Larson
                                             -----------
                                             Jill Larson


                                     ANNEX I

                                     SHARES


                               Shares of Company Common Stock           Shares of Company Common
Stockholder Name and Address   issuable upon the exercise of            Stock beneficially owned
                               outstanding options, warrants or other
                               rights
-----------------------------------------------------------------------------------------------------
Robin Sheeley                  35,000                                   1,209,828

-----------------------------------------------------------------------------------------------------
James Hansen                   130,000                                  554,634

-----------------------------------------------------------------------------------------------------
Richard Craven                 28,000                                   625,448

-----------------------------------------------------------------------------------------------------
Jill Larson                    105,000                                  3,890

-----------------------------------------------------------------------------------------------------




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





                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned stockholder of E.mergent, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law), solely in his capacity as a stockholder, appoints the directors on the Board of Directors of ClearOne Communications, Inc. (formerly, Gentner Communications Corporation), a Utah corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and among Parent, Tundra Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and the Company, which provides for the merger of the Company with and into the Purchaser in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated in accordance with its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement. Upon the Expiration Date, this proxy shall be of no further force or effect.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

        (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof;

        (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

        (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party,
                (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: January [  ], 2002

                           Signature of              ___________________________
                           Stockholder:

                           Print Name of
                           Stockholder:              ___________________________

                           Shares of Company
                           Common Stock
                           beneficially owned:       __________________

                           Shares of Company Common
                           Stock issuable
                           upon the exercise of
                           outstanding options,
                           warrants or other rights: __________________




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